UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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Endovasc, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Endovasc Announces Annual Shareholders’ Meeting

MONTGOMERY, Texas--November 9, 2006--Endovasc, Inc - (OTCBB: EVSC) a Business Development Company focused on acquiring and investing in innovative drug development in the areas of cardiovascular and metabolic medicine, announces that its Annual Meeting of Stockholders will be held on December 21, 2006 at 2:00 PM, CST in Montgomery, Texas.

The agenda for the meeting will address three main issues posed by the Board of Directors. Holders of Endovasc Inc.’s Common stock will be voting on two of these issues. The first is the election of two Directors to serve for a three-year term and until his or her successor is elected and qualified and secondly, the Board seeks to ratify the selection of McConnell and Jones LLP as the Company’s independent auditors for the fiscal year ending June 30, 2007.

In addition to the above mentioned issues, holders of Endovasc’s Series NDC stock will be addressing a third issue whereby the Board of Directors wishes to amend the Certificate of Designation of Powers, Preferences, Limitations, and Relative Rights for the Series NDC Stock to permit the redemption thereof by the Company. As outlined in the proxy materials, the Designation of Powers, Preferences, Limitations, and Relative Rights was adopted before the election was made to become a Business Development Company and is not consistent with accounting concepts applicable to Business Development Companies.

The Securities and Exchange Commission has informed Endovasc that the terms of the Series NDC Stock might be a violation of the Investment Company Act of 1940. If the amendment to the Series NDC Stock fails, the Company may be required to withdraw its election of Business Development Company status. Each item is described in greater detail in the Company’s proxy materials which have been distributed.

Shareholders that hold both the Endovasc Inc. Common Stock and Series NDC stock, will receive two proxy cards and are urged to make sure to vote both proxy cards so that their votes will be counted. The record date for the Annual Meeting is October 23, 2006. Holders of Common Stock and holders of the Company’s Series NDC Common Stock of record as of October 23, 2006 are entitled to notice of and to vote at the annual meeting.

About Endovasc, Inc.

Endovasc, Inc is focused on developing and commercializing drug candidates in the areas of cardiovascular and metabolic medicine. Endovasc is organized as a business development company, and owns interests in three portfolio companies: Liprostin Inc., which holds the intellectual property for a liposomal based treatment to increase circulation and reduce leg pain in patients suffering from vascular disease; Prostent, Inc., which is developing a stent coating technology; and Nutraceutical Development Corporation.

For more information about Endovasc, please visit www.endovasc.com.

Safe Harbor Statement

The foregoing statements are made under the "Safe Harbor" Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements that involve risks and uncertainties that may not be evident at the time of this release.

Contact:

Rob Johnson
936-582-5920